EXHIBIT 99.1

Train Travel Holdings Inc. changes name to TurnKey Capital Inc., Changes Trading Symbol to TKCI

Ft. Lauderdale, Florida, February 4, 2016 – Train Travel Holdings Inc. (OTCQB: TTHX), today announced it has changed the company name to TurnKey Capital Inc. to best reflect the company’s focus on the Real Estate Finance and Development operations begun by its subsidiary, TurnKey Home Buyers USA in 2015. FINRA has approved the symbol change to “TKCI” and a new CUSIP has been issued.

TurnKey Capital Inc. is a real estate investment company focused on acquiring, upgrading, operating and selling commercial and residential real estate throughout the United States. TurnKey Capital will also be seeking to acquire other real estate related companies, such as software tool developers, crafting, building, and manufacturing enterprises, brokerages, or financial institutions, for example.  Acquired companies may be integrated into TurnKey’s real estate development infrastructure, to augment the experience of TurnKey Capital’s clients and to streamline operations.

The TurnKey Capital Board of Directors has expanded the scope of operations by engaging financial services firms with specific focus on providing clients with loss-mitigation solutions REO asset management, short sale lead management, processing and negotiation. Turnkey is also adding team members with decades of experience in managing commercial and residential development, rental and sales; directing the identification, funding, acquisitions and sales of positive cash flow real estate properties.

“We have established an ambitious growth plan for the TurnKey Team in 2016 and have expanded the management team to add a robust layer of experience in real estate finance and commercial sales and development,” stated Timothy Hart, Chief Financial Officer of TurnKey Capital. “With a solid infrastructure already in place, plus added funding and financial services, we intend to grow TurnKey’s operations and boost revenue this year,” added Hart.

TurnKey Capital is launching its 2016 program with a portfolio of owned properties, plus additional funding to continue acquisitions. The company is currently focused on acquiring wholesale properties in Florida, Utah, and California.

About TurnKey Capital Inc.

TurnKey Capital Inc. is a publicly traded real estate investment Company focused on acquiring, upgrading, operating and selling commercial & residential real estate throughout the United States. The company seeks to provide its shareholders and investors with both stable dividend income and appreciation potential. TurnKey Capital Inc. is focused on strategies that enhance its effectiveness within the company’s targeted market and provides investors with a pure play investment opportunity nationwide.

TurnKey Capital Inc. specializes in providing clients with wholesale off-market properties along with a proven team of fulfillment partners. Their time-tested 20-plus years of experience in providing clients with TurnKey properties and services has created enhanced opportunities for clients to acquire and finance wholesale properties.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. Specifically, the Company's ability to raise additional capital, execute its business plan and strategy, sustain or increase gross margins, achieve profitability and build shareholder value are forward looking statements. A more extensive listing of risks and factors that may affect the Company's business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.